EXHIBIT INDEX

99.1 Company Press Release dated June 14, 2000, titled "Stewart & Stevenson Announces Dividend."

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Exhibit 99.1

NEWS FROM:                                              STEWART & STEVENSON
                                                        CORPORATE HEADQUARTERS
                                                        P.O. BOX 1637
                                                        HOUSTON, TX  77251-1637

FOR IMMEDIATE RELEASE:

                     STEWART & STEVENSON ANNOUNCES DIVIDEND

HOUSTON, TX - June 14, 2000 - STEWART & STEVENSON SERVICES, INC.
(NASDAQ:SSSS), a leading manufacturer and distributor of industrial and energy related equipment; oilfield and airline ground support equipment; and a manufacturer of medium tactical vehicles for the U.S. Army announced that in its meeting of June 13, 2000 the Board of Directors declared a quarterly cash dividend of $.085 a share payable on August 11, 2000 to shareholders of record on July 31, 2000.

Contact:          Mr. David R. Stewart, Treasurer
Phone:            (713) 868-7657
Fax:              (713) 863-1519
Email:            d.stewart@ssss.com
                  HTTP://www.ssss.com